UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  January 11, 2016

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

(formerly National Scientific Corporation)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

 1291 Galleria Drive, Suite 200

Henderson, NV 89014

(Address of principal executive offices) (Zip Code)

702-818-9011

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 7, 2016, the management of Cipherloc Corporation (the “Company”) concluded that the Company’s previously issued financial statements for the year ended September 30, 2014 (the “Original Filing”), as well as for the interim periods included in fiscal year ended September 30, 2015 and the interim period for the quarter ended June 30, 2014, (the “Restated Periods”), should no longer be relied upon because of errors related to revenue recognition that resulted in material misstatements of revenue. Additionally, the Company’s earnings, press releases and similar communications should no longer be relied upon to the extent that they relate to our financial statements for the Restated Periods.

The error described above will result in the restatement of our financial statements for the Restated Periods. Additionally, the errors will result in the revision of our financial statements for the year ended September 30, 2014, as well as for each of the interim periods during 2015.

Our restated financial statements for the year ended September 30, 2014 will be included in the Form 10-K for the year ended September 30, 2015 and will differ from the amounts reported in the Original Filing. The changes will be reflected in the interim financial statements for the Restated Periods. The assets of the Cloud MD segment will be presented as discontinued operations in the September 30, 2015 10-K and, therefore, the September 30, 2014 financial data will also be recast to reflect the discontinued operations as required by ASC 205-20. The restated amounts for the year ended September 30, 2014 are expected to be approximately as follows:

•	Revenue of $221,074, as compared to $1,339,155, as previously reported.
•	Net loss of $2,838,461, as compared to $1,713,461, as previously reported.
•	Diluted loss per common share of $1.15 as compared to $1.00 previously reported and retrospectively adjusted for the reverse split.
•	Net cash provided used in operating activities of $573,613, as compared to $903,726 (retrospectively adjusted for discontinued operations), as a result of an increase in deferred revenue and amortization expense related to discontinued operations, as restated.

Revenue and net income for the Restated Periods are expected to decrease according to the restated revenue.

The Chief Operating Officer and Chairman of the board of directors have discussed the matters disclosed herein with Malone-Bailey LLP, the Company’s independent registered public accounting firm, and GBH CPAs, PC, the independent registered public accounting firm that audited the financial statements for our year ended September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 11, 2016	CipherlocCorporation By: /s/ Michael De La Garza
Michael De La Garza
Chief Executive Officer (Principal Executive Officer) and Director